Exhibit 99.1

FOR IMMEDIATE RELEASE

APRIL 20, 2020

Investor Relations: Kate Walsh, Vice President of Investor Relations and Tax, 214-721-9696, kate.walsh@enlink.com

Media Relations: Jill McMillan, Vice President of Strategic Relations & Public Affairs, 214-721-9271, jill.mcmillan@enlink.com

EnLink Midstream Declares Quarterly Distribution and Schedules First Quarter 2020 Earnings Conference Call

DALLAS, April 20 — EnLink Midstream, LLC (NYSE: ENLC) (EnLink) today announced a quarterly distribution for the first quarter of 2020, and further announced it will host a webcast and conference call on Friday, May 8 at 8 a.m. Central time to discuss its first quarter earnings and provide a business update.

First Quarter Distribution Declaration

EnLink’s Board of Directors declared a cash distribution of $0.09375 per common unit for the first quarter of 2020. The declared amount is at the distribution level previously announced by EnLink on March 24, 2020, and represents a 50% reduction from EnLink’s fourth quarter of 2019 distribution. The cash distribution for the first quarter of 2020 will be paid on May 13, 2020, to unitholders of record on May 1, 2020.

First Quarter Conference Call Details

EnLink will host a webcast and conference call on Friday, May 8, at 8 a.m. Central time to discuss first quarter results and provide a business update. The dial-in number for the call is 1-855-656-0924. Callers outside the United States should dial 1-412-542-4172. Participants can also preregister for the webcast and conference call by navigating to http://dpregister.com/10141422. Here, they will receive their dial-in information upon completion of preregistration. Interested parties can access an archived replay of the webcast and conference call on the Investors page of EnLink’s website at www.EnLink.com.

EnLink’s first quarter 2020 quarterly report and earnings press release will be posted on the Investors page of EnLink’s website at www.EnLink.com after market close on Thursday, May 7.

About EnLink

EnLink reliably operates a differentiated midstream platform that is built for long-term, sustainable value creation. EnLink’s best-in-class services span the midstream value chain, providing natural gas, crude oil, condensate, and NGL capabilities. Our purposely built, integrated asset platforms are in premier production basins and core demand centers, including the Permian Basin, Oklahoma, North Texas, and the Gulf Coast. EnLink’s strong financial foundation and commitment to execution excellence drive competitive returns and value for our employees, customers, and investors. Headquartered in Dallas, EnLink is publicly traded through EnLink Midstream, LLC (NYSE: ENLC). Visit www.EnLink.com to learn how EnLink connects energy to life.

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